AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is entered into this 16th day of May, 1996 by and between Campo Electronics, Appliances and Computers, Inc., a Louisiana Corporation (the "Company") and Anthony P. Campo (the "Executive").

                           WITNESSETH:

     WHEREAS, the Executive is presently employed by the Company as the President and Chief Executive Officer, said employment being pursuant to an Employment Agreement dated December 16, 1993 (the "Agreement").

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") recognizes that the Executive's contribution to the growth and success of the Company has been substantial and desires to provide for the continued employment of the Executive, and the Executive desires to continue to serve the Company on a full-time basis and upon the terms and conditions of the Agreement as herein amended.

     NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties and the mutual covenants set forth in the Agreement, the parties hereto hereby agree to amend the Agreement as follows:

     1. The Initial Term of the Agreement as defined in Section 3 of the Agreement is hereby extended through December 31, 1997. Executive's compensation during the fourth year of the extended Initial Term shall remain the same as currently provided in Section 4 of the Agreement for the third year of the Initial Term.

     2. Section 10 of the Agreement is hereby amended to set forth the following current addresses of the parties for purposes of notice:

          (a)  If to the Company:

               Campo Electronics, Appliances and Computers, Inc.
               109 Northpark Blvd., Suite 500
               Covington, LA 70433

or at such other address as the Company may have advised Executive in writing; and

          (b) If to the Executive:

               Campo Electronics, Appliances and Computers, Inc.
               109 Northpark Blvd., Suite 500
               Covington, LA 70433

     3. Except as specifically amended herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and the Agreement, as amended herein shall constitute the entire understanding and agreement among the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.

                              By: /s/ Mervin L. Trail, M.D.
                                 _________________________________________

                                 Name:  Mervin L. Trail, M.D.
                                 Title: Chairman, Compensation Committee

                              EXECUTIVE:

                                  /s/ Anthony P. Campo
                                __________________________________________
                                ANTHONY P. CAMPO